Exhibit 99.1

ELECTRONIC ARTS REPORTS Q4 FY16 AND

FULL YEAR FY16 FINANCIAL RESULTS

Record Fiscal Year Non-GAAP Net Revenue, Digital Net Revenue, Gross Margin, Operating Margin, EPS and Operating Cash Flow
Completed Over $1 Billion of Share Repurchases During the Fiscal Year

REDWOOD CITY, CA - May 10, 2016 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter ended March 31, 2016.

“FY16 was a phenomenal year for Electronic Arts as we connected hundreds of millions of players to great new games, and helped them connect with each other through rich and dynamic live services,” said Chief Executive Officer Andrew Wilson.  “The year ahead is packed with excitement.  Fans are thrilled with the intense action and epic scale of Battlefield 1, our EA SPORTS titles will take major leaps in innovation, and we’ll bring new experiences from our most popular brands to more players on more devices.”

“We grew non-GAAP net revenue, profitability and cash flow to record highs,” said Chief Financial Officer Blake Jorgensen. “Leveraging our great portfolio of brands and live services has enabled us to break records across our key financial metrics. We expect to drive strong revenue, earnings and cash flow growth into the future.”

News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•	EA was the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World for fiscal year 2016 based on available sources and EA estimates.

•	EA was also the #1 most downloaded mobile game publisher in calendar year 2015, according to App Annie.

•	More than 54 million unique players engaged with our EA SPORTS™ console titles during fiscal year 2016, up 65% from last year.

•	Star Wars™ Battlefront™ expanded our player base as more than 15% of Star Wars™ Battlefront™ players were new to the EA ecosystem.

•	In Q4, there were 9.4 million unique players across EA’s Battlefield™ titles.

•	The Sims™ 4 player base grew by nearly two-thirds throughout the fiscal year, and The Sims FreePlay on mobile reached 200 million installs life-to-date.

•	Madden NFL Mobile monthly active players grew 30% in Q4 over the same quarter last year.

•	Star Wars™ Battlefront™, a successful new franchise, sold in more than 14 million units in fiscal year 2016.

Selected Financial Highlights:

•
For fiscal year 2016, GAAP net revenue was $4.396 billion of which 55% or $2.409 billion was digital, gross margin was 69.2%, operating margin was 20.4%, and GAAP diluted earnings per share was $3.50. During fiscal 2016, EA recorded a $453 million credit related to the reversal of a valuation allowance reserve on certain deferred tax assets. This credit increased our diluted GAAP earnings per share for fiscal 2016 by $1.37 per share to $3.50, but had no effect on non-GAAP earnings or cash flow.

•
For fiscal year 2016, non-GAAP net revenue was $4.566 billion of which 55% or $2.531 billion was digital, non-GAAP gross margin was 71.4%, non-GAAP operating margin was 28.5%, non-GAAP diluted earnings per share was $3.14 and operating cash flow was $1.223 billion. All of these are fiscal year records.

•	For the quarter, non-GAAP net revenue of $924 million was above guidance of $875 million. Diluted non-GAAP earnings per share of $0.50 was above guidance of $0.40.

•
EA’s FIFA, Madden NFL and Hockey Ultimate Team™ live services continued to perform well in Q4 as measured by non-GAAP net revenue, collectively up 26% year-over-year and up 33% on a constant currency basis.

•	EA repurchased 15.7 million shares in FY16 for $1.0 billion which includes 9.9 million shares in Q4 for $634 million.

(in millions of $, except per share amounts)	Quarter Ended 3/31/16	Quarter Ended 3/31/15
GAAP Digital Net Revenue	$715	$614
GAAP Packaged Goods and Other Net Revenue	593	571
GAAP Total Net Revenue	$1,308	$1,185

Non-GAAP Digital Net Revenue	$712	$602
Non-GAAP Packaged Goods and Other Net Revenue	212	294
Non-GAAP Total Net Revenue	$924	$896

GAAP Net Income	$899	$395
Non-GAAP Net Income	161	125
GAAP Diluted Earnings Per Share	2.79	1.19
Non-GAAP Diluted Earnings Per Share	0.50	0.39

Operating Cash Flow	$396	$198

Fiscal Year Financial Highlights:

(in millions of $)	FY Ended 3/31/16	FY Ended 3/31/15
GAAP Net Revenue	$4,396	$4,515
GAAP Net Income	1,156	875
Non-GAAP Net Revenue	4,566	4,319
Non-GAAP Net Income	1,018	806

Operating Cash Flow	$1,223	$1,067

Business Outlook as of May 10, 2016

The following forward-looking statements, as well as those made above, reflect expectations as of May 10, 2016. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2017 Expectations - Ending March 31, 2017

•	GAAP net revenue is expected to be approximately $4.750 billion.

•	Non-GAAP net revenue is expected to be approximately $4.900 billion.

•	GAAP diluted earnings per share is expected to be approximately $2.53.

•	Non-GAAP diluted earnings per share is expected to be approximately $3.50.

•	Operating cash flow is expected to be approximately $1.300 billion.

•
The Company estimates a share count of 320 million for purposes of calculating fiscal year 2017 GAAP diluted earnings per share and 319 million for purposes of calculating fiscal year 2017 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$38
Amortization of debt discount and loss on conversion	2
Change in deferred net revenue (online-enabled games)	150
Stock-based compensation	200
Income tax adjustments	(82)
Expected Impact on Non-GAAP Net Income (net)	$308

First Quarter Fiscal Year 2017 Expectations - Ending June 30, 2016

•	GAAP net revenue is expected to be approximately $1.250 billion.

•	Non-GAAP net revenue is expected to be approximately $640 million.

•	GAAP diluted earnings per share is expected to be approximately $1.30.

•	Non-GAAP loss per share is expected to be approximately ($0.05).

•
The Company estimates a share count of 321 million for purposes of calculating first quarter fiscal year 2017 GAAP diluted earnings per share, and 303 million for non-GAAP loss per share. Non-GAAP shares used for computing loss per share differs from GAAP earnings per share due to the exclusion of potentially dilutive equity instruments in loss per share computations.

•	Expected non-GAAP net loss excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Acquisition-related expenses	$15
Amortization of debt discount and loss on conversion	2
Change in deferred net revenue (online-enabled games)	(610)
Stock-based compensation	45
Income tax adjustments	115
Expected Impact on Non-GAAP Net Loss (net)	$(433)

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 10, 2016 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter ended March 31, 2016 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number

844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be available until May 24, 2016 at 855-859-2056 (domestic) or 404-537-3406 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP diluted shares. These non-GAAP financial measures are adjusted for the items referenced below, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations. The adjustments to the non-GAAP financial measures exclude the following items (other than shares from the Convertible Bond Hedge, which are included):

•	Acquisition-related expenses

•	Amortization of debt discount and loss on conversion of notes

•	Change in deferred net revenue (online-enabled games)

•	College football settlement expenses

•	Income tax adjustments

•	Loss on licensed intellectual property commitment (COGS)

•	Shares from Convertible Bond Hedge

•	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be adjusted in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by adjusting for certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount and Loss on Conversion of Notes. In July 2011, EA issued $632.5 million of 0.75% convertible senior notes in a private placement offering, which mature in July 2016 (the “Convertible Notes”). As of March, 31, 2016, $163 million remained outstanding. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we amortize as a debt discount an amount equal to the fair value of the conversion option on the Convertible Notes over their term. The debt discount is classified as interest expense. Upon settlement of our Convertible Notes, we attribute the fair value of the consideration transferred to the liability and equity components. The difference between the fair value of the consideration attributed to the liability component and the carrying value of the liability is recorded as a non-cash loss in the statement of the operations. Electronic Arts’ management excludes the effect of the amortization of debt discount and the non-cash loss on the early conversion of debt in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results. During fiscal year 2017, the Company will apply a tax rate of 21 percent to its non-GAAP financial results. During fiscal year 2016, the Company applied a tax rate of 22 percent. For fiscal years 2014 and 2015, a 25 percent tax rate was applied, and through fiscal year 2013, the Company applied a 28 percent tax rate.

Loss on Licensed Intellectual Property Commitment (COGS). During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.

Shares from Convertible Bond Hedge.  The Convertible Notes were issued with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Convertible Notes has a dilutive impact on the Company’s earnings per share.  At the time they were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Convertible Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2017 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015.

These forward-looking statements are current as of May 10, 2016. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2016.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2016.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2016, EA posted GAAP net revenue of $4.4 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, The Sims, Dragon Age, Ultimate Team and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. STAR WARS © & TM 2015 Lucasfilm Ltd. All rights reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission. PlayStation is a registered trademark of Sony Computer Entertainment Inc.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in millions, except share per data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Net revenue
Product	$695	$669	$2,497	$2,568
Service and other	613	516	1,899	1,947
Total net revenue	1,308	1,185	4,396	4,515
Cost of revenue
Product	70	129	938	1,028
Service and other	156	105	416	401
Total cost of revenue	226	234	1,354	1,429
Gross profit	1,082	951	3,042	3,086
Operating expenses:
Research and development	282	285	1,109	1,094
Marketing and sales	153	165	622	647
General and administrative	110	99	406	386
Acquisition-related contingent consideration	—	(1)	—	(3)
Amortization of intangibles	1	3	7	14
Total operating expenses	546	551	2,144	2,138
Operating income	536	400	898	948
Interest and other income (expense), net	(10)	(3)	(21)	(23)
Income before provision for (benefit from) income taxes	526	397	877	925
Provision for (benefit from) income taxes	(373)	2	(279)	50
Net income	$899	$395	$1,156	$875
Earnings per share
Basic	$2.93	$1.27	$3.73	$2.81
Diluted	$2.79	$1.19	$3.50	$2.69
Number of shares used in computation
Basic	307	310	310	311
Diluted	322	332	330	325

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income, net income and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Net revenue
GAAP net revenue	$1,308	$1,185	$4,396	$4,515
Change in deferred net revenue (online-enabled games)	(384)	(289)	170	(196)
Non-GAAP net revenue	$924	$896	$4,566	$4,319
Gross profit
GAAP gross profit	$1,082	$951	$3,042	$3,086
Acquisition-related expenses	12	14	47	52
Change in deferred net revenue (online-enabled games)	(384)	(289)	170	(196)
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
Stock-based compensation	1	—	2	2
Non-GAAP gross profit	$711	$676	$3,261	$3,066
Operating income
GAAP operating income	$536	$400	$898	$948
Acquisition-related expenses	13	16	54	63
Change in deferred net revenue (online-enabled games)	(384)	(289)	170	(196)
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
College football settlement expenses	—	—	—	(5)
Stock-based compensation	47	36	178	144
Non-GAAP operating income	$212	$163	$1,300	$1,076
Net Income
GAAP net income	$899	$395	$1,156	$875
Acquisition-related expenses	13	16	54	63
Amortization of debt discount and loss on conversion of notes	5	6	27	22
Change in deferred net revenue (online-enabled games)	(384)	(289)	170	(196)
Loss on licensed intellectual property commitment (COGS)	—	—	—	122
College football settlement expenses	—	—	—	(5)
Stock-based compensation	47	36	178	144
Income tax adjustments	(419)	(39)	(567)	(219)
Non-GAAP net income	$161	$125	$1,018	$806
Non-GAAP earnings per share
Basic	$0.52	$0.40	$3.28	$2.59
Diluted	$0.50	$0.39	$3.14	$2.51
Number of shares
GAAP & Non-GAAP Basic	307	310	310	311
GAAP Diluted	322	332	330	325
Shares from convertible bond hedge	(3)	(8)	(6)	(4)
Non-GAAP Diluted	319	324	324	321

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2016	March 31, 2015 [1]
ASSETS
Current assets:
Cash and cash equivalents	$2,493	$2,068
Short-term investments	1,341	953
Receivables, net of allowances of $159 and $140, respectively	233	362
Inventories	33	36
Deferred income taxes, net	—	54
Other current assets	254	247
Total current assets	4,354	3,720
Property and equipment, net	439	459
Goodwill	1,710	1,713
Acquisition-related intangibles, net	57	111
Deferred income taxes, net	387	13
Other assets	103	131
TOTAL ASSETS	$7,050	$6,147
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89	$68
Accrued and other current liabilities	710	794
0.75% convertible senior notes due 2016, net	161	602
Deferred net revenue (online-enabled games)	1,458	1,283
Total current liabilities	2,418	2,747
Senior notes, net	989	—
Income tax obligations	80	70
Deferred income taxes, net	2	80
Other liabilities	163	183
Total liabilities	3,652	3,080
0.75% convertible senior notes due 2016	2	31

Common stock	3	3
Additional paid-in capital	1,349	2,127
Retained earnings	2,060	904
Accumulated other comprehensive income (loss)	(16)	2
Total stockholders’ equity	3,396	3,036
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,050	$6,147

1 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
OPERATING ACTIVITIES
Net income	$899	$395	$1,156	$875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	48	55	197	220
Loss on conversion of convertible notes	2	—	10	—
Stock-based compensation	47	36	178	144
Acquisition-related contingent consideration	—	(1)	—	(3)
Change in assets and liabilities:
Receivables, net	395	122	127	(54)
Inventories	9	3	3	19
Other assets	(23)	(50)	19	87
Accounts payable	(57)	(17)	13	(46)
Accrued and other liabilities	(128)	(37)	(252)	31
Deferred income taxes, net	(409)	(8)	(403)	1
Deferred net revenue (online-enabled games)	(387)	(300)	175	(207)
Net cash provided by operating activities	396	198	1,223	1,067
INVESTING ACTIVITIES
Capital expenditures	(30)	(32)	(93)	(95)
Proceeds from maturities and sales of short-term investments	234	207	941	727
Purchase of short-term investments	(605)	(385)	(1,332)	(1,102)
Net cash (used in) investing activities	(401)	(210)	(484)	(470)
FINANCING ACTIVITIES
Proceeds from issuance of senior notes, net of issuance costs	989	—	989	—
Payment of convertible notes	(177)	—	(470)	—
Proceeds from issuance of common stock	21	29	107	60
Excess tax benefit from stock-based compensation	13	6	86	22
Repurchase and retirement of common stock	(634)	(95)	(1,018)	(337)
Net cash provided by (used in) financing activities	212	(60)	(306)	(255)
Effect of foreign exchange on cash and cash equivalents	23	(26)	(8)	(56)
Increase (decrease) in cash and cash equivalents	230	(98)	425	286
Beginning cash and cash equivalents	2,263	2,166	2,068	1,782
Ending cash and cash equivalents	$2,493	$2,068	$2,493	$2,068

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY15	FY16	FY16	FY16	FY16	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	1,185	1,203	815	1,070	1,308	10%
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
Non-GAAP net revenue	896	693	1,146	1,803	924	3%
Gross profit
GAAP gross profit	951	1,030	406	524	1,082	14%
Acquisition-related expenses	14	12	11	12	12
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
Stock-based compensation	—	—	1	—	1
Non-GAAP gross profit	676	532	749	1,269	711	5%
GAAP gross profit % (as a % of GAAP net revenue)	80%	86%	50%	49%	83%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	75%	77%	65%	70%	77%
Operating income
GAAP operating income (loss)	400	512	(119)	(31)	536	34%
Acquisition-related expenses	16	13	14	14	13
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
Stock-based compensation	36	45	44	42	47
Non-GAAP operating income	163	60	270	758	212	30%
GAAP operating income (loss) % (as a % of GAAP net revenue)	34%	43%	(15%)	(3%)	41%
Non-GAAP operating income % (as a % of non-GAAP net revenue)	18%	9%	24%	42%	23%
Net income
GAAP net income (loss)	395	442	(140)	(45)	899	128%
Acquisition-related expenses	16	13	14	14	13
Amortization of debt discount and loss on conversion of notes	6	6	11	5	5
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
Stock-based compensation	36	45	44	42	47
Income tax adjustments	(39)	53	(48)	(153)	(419)
Non-GAAP net income	125	49	212	596	161	29%
GAAP net income (loss) % (as a % of GAAP net revenue)	33%	37%	(17%)	(4%)	69%
Non-GAAP net income % (as a % of non-GAAP net revenue)	14%	7%	18%	33%	17%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	1.19	1.32	(0.45)	(0.14)	2.79	134%
Non-GAAP earnings per share	0.39	0.15	0.65	1.83	0.50	28%
Number of diluted shares used in computation
GAAP & Non-GAAP Basic	310	311	312	311	307
GAAP Diluted	332	335	312	311	322
Anti-dilutive shares excluded for GAAP loss position[2]	—	—	21	20	—
Shares from convertible bond hedge	(8)	(10)	(7)	(6)	(3)
Non-GAAP Diluted	324	325	326	325	319

2 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY15	FY16	FY16	FY16	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	528	506	381	448	572	8%
International	657	697	434	622	736	12%
Total GAAP net revenue	1,185	1,203	815	1,070	1,308	10%
North America	(125)	(215)	91	403	(147)
International	(164)	(295)	240	330	(237)
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
North America	403	291	472	851	425	5%
International	493	402	674	952	499	1%
Total Non-GAAP net revenue	896	693	1,146	1,803	924	3%
North America	45%	42%	47%	42%	44%
International	55%	58%	53%	58%	56%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	45%	42%	41%	47%	46%
International	55%	58%	59%	53%	54%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other	571	580	313	501	593	4%
Full game downloads	122	119	82	112	152	25%
Extra content	265	291	213	241	317	20%
Subscriptions, advertising and other	92	71	84	89	94	2%
Mobile	135	142	123	127	152	13%
Total Digital	614	623	502	569	715	16%
Total GAAP net revenue	1,185	1,203	815	1,070	1,308	10%
Packaged goods and other	(277)	(419)	353	495	(381)
Full game downloads	(8)	(35)	7	83	(18)
Extra content	(18)	(36)	(18)	119	(7)
Subscriptions, advertising and other	(1)	—	(1)	1	1
Mobile	15	(20)	(10)	35	21
Total Digital	(12)	(91)	(22)	238	(3)
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
Packaged goods and other	294	161	666	996	212	(28%)
Full game downloads	114	84	89	195	134	18%
Extra content	247	255	195	360	310	26%
Subscriptions, advertising and other	91	71	83	90	95	4%
Mobile	150	122	113	162	173	15%
Total Digital	602	532	480	807	712	18%
Total Non-GAAP net revenue	896	693	1,146	1,803	924	3%
Packaged goods and other	48%	48%	38%	47%	45%
Full game downloads	10%	10%	10%	10%	12%
Extra content	22%	24%	26%	23%	24%
Subscriptions, advertising and other	8%	6%	11%	8%	7%

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY15	FY16	FY16	FY16	FY16	Change
Mobile	12%	12%	15%	12%	12%
Total Digital	52%	52%	62%	53%	55%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other	33%	23%	58%	55%	23%
Full game downloads	13%	12%	8%	11%	14%
Extra content	27%	37%	17%	20%	34%
Subscriptions, advertising and other	10%	10%	7%	5%	10%
Mobile	17%	18%	10%	9%	19%
Total Digital	67%	77%	42%	45%	77%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY15	FY16	FY16	FY16	FY16	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	468	487	332	571	793	69%
Xbox 360, PLAYSTATION 3	328	293	155	157	147	(55%)
Other consoles	3	2	1	3	1	(67%)
Total consoles	799	782	488	731	941	18%
PC / Browser	221	253	184	182	195	(12%)
Mobile	136	145	124	128	151	11%
Other	29	23	19	29	21	(28%)
Total GAAP net revenue	1,185	1,203	815	1,070	1,308	10%
Xbox One, PLAYSTATION 4	(92)	(253)	310	626	(287)
Xbox 360, PLAYSTATION 3	(164)	(204)	55	16	(93)
Other consoles	(1)	—	1	(1)	(1)
Total consoles	(257)	(457)	366	641	(381)
PC / Browser	(49)	(33)	(19)	55	(27)
Mobile	16	(19)	(12)	35	23
Other	1	(1)	(4)	2	1
Change in deferred net revenue (online-enabled games)	(289)	(510)	331	733	(384)
Xbox One, PLAYSTATION 4	376	234	642	1,197	506	35%
Xbox 360, PLAYSTATION 3	164	89	210	173	54	(67%)
Other consoles	2	2	2	2	—	(100%)
Total consoles	542	325	854	1,372	560	3%
PC / Browser	172	220	165	237	168	(2%)
Mobile	152	126	112	163	174	14%
Other	30	22	15	31	22	(27%)
Total Non-GAAP net revenue	896	693	1,146	1,803	924	3%
Xbox One, PLAYSTATION 4	39%	41%	41%	53%	61%
Xbox 360, PLAYSTATION 3	28%	24%	19%	15%	11%
Other consoles	—	—	—	—	—
Total consoles	67%	65%	60%	68%	72%
PC / Browser	19%	21%	23%	17%	15%
Mobile	12%	12%	15%	12%	11%
Other	2%	2%	2%	3%	2%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	42%	34%	56%	66%	55%
Xbox 360, PLAYSTATION 3	18%	13%	19%	10%	6%
Other consoles	—	—	—	—	—
Total consoles	60%	47%	75%	76%	61%
PC / Browser	19%	32%	14%	13%	18%
Mobile	17%	18%	10%	9%	19%
Other	4%	3%	1%	2%	2%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY15	FY16	FY16	FY16	FY16	Change
CASH FLOW DATA
Operating cash flow	198	(71)	9	889	396	100%
Operating cash flow - TTM	1,067	992	818	1,025	1,223	15%
Capital expenditures	32	24	18	21	30	(6%)
Capital expenditures - TTM	95	92	89	95	93	(2%)
Repurchase and retirement of common stock	95	132	126	126	634	567%
BALANCE SHEET DATA
Cash and cash equivalents	2,068	1,810	1,598	2,263	2,493	21%
Short-term investments	953	1,069	990	966	1,341	41%
Cash and cash equivalents, and short-term investments	3,021	2,879	2,588	3,229	3,834	27%
Receivables, net	362	144	737	621	233	(36%)
Deferred net revenue (online-enabled games)
End of the quarter	1,283	775	1,113	1,844	1,458	14%
Less: Beginning of the quarter	1,583	1,283	775	1,113	1,844
Change in deferred net revenue (online-enabled games)[3]	(300)	(508)	338	731	(386)
STOCK-BASED COMPENSATION
Cost of revenue	—	—	1	—	1
Research and development	21	26	25	26	26
Marketing and sales	5	5	7	5	7
General and administrative	10	14	11	11	13
Total stock-based compensation	36	45	44	42	47

3The difference between the balances of deferred net revenue (online-enabled games) does not always equal the change in deferred net revenue (online-enabled games) in the GAAP to Non-GAAP consolidated statement of operations reconciliation due to the impact of unrecognized gains/losses on cash flow hedges.